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                             STOCK PLEDGE AGREEMENT
                  (Aviation Holdings Group, Inc. Common Stock)


         This Stock Pledge Agreement (the "Agreement") is made this 15th day of October, 1998, by APP Investments, Inc., a Pennsylvania corporation having offices at Two Penn Center Plaza, Suite 605, Philadelphia, Pennsylvania 19102 ("Pledgor"), in favor of the John G. Jacobs Trust, John G. Jacobs Trustee, a trust having a mailing address at c/o Plotkin, Jacobs & Orlofsky, Ltd., 116 South Michigan Avenue, Suite 1300, Chicago, Illinois 60603 ("Pledgee").

                               B A C K G R O U N D

         Pledgee has agreed to provide or has provided Aviation Holdings Group, Inc., a Delaware corporation ("Borrower"), loans and/or advances of credit in an aggregate amount of up to Fifty Thousand ($50,000.00) Dollars (collectively, the "Loan") as evidenced by a promissory note of even date herewith executed by Borrower in favor of Pledgee (the "Note"). As an inducement to Pledgee to make the loan to Borrower, Pledgor granted Pledgee a Stock Purchase Warrant (the "Warrant") on October 15, 1998, pursuant to which Pledgor agreed to sell fifteen thousand (15,000) shares of Borrower's common stock owned by Pledgor to Pledgee at an exercise price of $4.00 per share, and Pledgor, pursuant to a Securities Transfer Agreement between Borrower, Pledgor and Plotkin of even date herewith (the "Transfer Agreement"), agreed to transfer up to nine thousand (9,000) shares of Borrower's common stock to Pledgee upon the occurrence of certain events set forth in the Transfer Agreement. Pledgor's undertakings set forth in the Transfer Agreement are hereinafter collectively referred to as the "Obligations."

         As collateral security for the Obligations, Pledgor is required to pledge to Pledgee all of Pledgor's right, title and interest in and to the Pledged Securities (as hereinafter defined).

         NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, and for good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, Pledgor agrees as follows:

         1.       Certain Definitions.

                  (a) The term "Pledged Securities" shall mean shares of common stock of Borrower, owned legally or beneficially by Pledgor, which are evidenced by stock certificates in the name of Pledgor in the amounts of 7,000, 2,000 and 15,000 shares of Borrower's common stock.

                  (b) The term "Event of Default" shall mean a default or an event of default under this Agreement, the Transfer Agreement, or any other instrument, document or agreement, which evidences or secures the Obligations.


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         2.       Pledge.

                  (a) As security for the prompt satisfaction of the Obligations, Pledgor hereby agrees to pledge, hypothecate, deliver and set over to Pledgee within twenty (20) days of the date hereof, the Pledged Securities and grants to Pledgee a lien on and security interest in and to the Pledged Securities.

                  (b) Prior to the occurrence of an Event of Default, Pledgor shall be entitled to all voting rights with respect to the Pledged Securities and, for that purpose, Pledgee shall execute and deliver to Pledgor all necessary proxies. Immediately and without further notice, upon the occurrence of an Event of Default, whether or not the Pledged Securities shall have been registered in the name of Pledgee or its nominee, Pledgee or its nominee shall have the right to exercise all voting rights as to all of the Pledged Securities and all other corporate rights and all conversion, exchange, subscription or other rights, privileges or options pertaining thereto as if Pledgee or its nominee were the absolute owner thereof including, without limitation, the right to exchange any or all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of Pledgee thereof, or upon the exercise by Pledgee of any right, privilege, or option pertaining to any of the Pledged Securities and, in connection therewith, to deliver any of the Pledged Securities to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by Pledgee; but Pledgee shall have no duty to exercise any of the aforesaid rights or privileges, or may delay in so doing.

                  (c) Prior to the occurrence of an Event of Default, Pledgor shall be entitled to any and all regular cash dividends declared by the Pledgee to be paid on account of the Pledged Securities; provided, however, that immediately and without further notice, upon the occurrence of an Event of Default, whether or not the Pledged Securities shall have been registered in the name of Pledgee or its nominees, Pledgee or its nominee shall have the right to any and all regular cash dividends paid on account of the Pledged Securities which shall be delivered to Pledgee and may, at Pledgee's option, be applied on account of the Obligations in such order and manner as Pledgee may elect.

                  (d) At any time following execution of this Agreement, if Pledgor shall become entitled to receive or shall receive, in connection with any of the Pledged Securities, any: (i) stock certificate, including, without limitation, any certificate representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combina tion of shares, stock split, spin-off or split-off; (ii) option, warrant or right, whether as an addition to or in substitution or in exchange for any of the Pledged Securities, or otherwise; or (iii) dividends or distributions payable in property, including securities issued by an issuer other than Pledgee; then, Pledgor shall accept the same as Pledgee's agent, in express trust for Pledgee, and shall deliver the same forthwith to the Pledgee in the exact form received with, as applicable, Pledgor's endorsement, or appropriate stock powers duly executed in blank, (with signatures "bank guaranteed") which the Pledgor hereby unconditionally agrees to make and/or furnish, to be held by Pledgee, subject to the terms hereof, as part of the Pledged Securities.


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         3.       Remedies Upon an Event of Default.

                  Upon the occurrence of an Event of Default, Pledgee may without demand of performance or other demand, advertisement, or notice of any kind to or upon the Pledgor or any other person (all of which are, to the extent permitted by law, hereby expressly waived), forthwith realize upon the Pledged Securities or any part thereof which Pledgee is entitled to receive pursuant to the terms of the Transfer Agreement or the Warrant Agreement and APP hereby agrees to take all actions necessary to transfer the certificates representing the Pledged Securities to the name of Pledgee.

         4. Pledgor's Representations and Warranties. Pledgor represents and warrants that:

                  (a) Pledgor has all requisite capacity and power to enter into this Pledge, to pledge the Pledged Securities for the purposes described in Paragraph 2(a) above, and to carry out the transactions contemplated by this Pledge;

                  (b) Pledgor is the legal and beneficial owner of the Pledged Securities;

                  (c) The execution and delivery of this Pledge, and the performance of its terms, will not violate or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order or regulation, applicable to Pledgor or any of its property; and

                  (d) Upon the execution of this Pledge and the delivery to Pledgee of the shares of Pledged Securities now held of record by Pledgor, this Pledge shall create a valid first lien upon and perfected security interest in the Pledged Securities and the cash and noncash proceeds thereof, subject to no prior lien or subordinate lien, or agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Securities.

         5. Pledgor's Covenants. Pledgor hereby covenants that, until all of the Obligations have been satisfied in full:

                  (a) Pledgor will not sell, convey, or otherwise dispose of any of the Pledged Securities or any interest therein, or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Pledged Securities or the proceeds thereof, other than that created hereby; and

                  (b) Pledgor will, at Pledgor's own expense, defend (engaging counsel acceptable to Pledgee) Pledgee's right, title, special property and security interest in and to the Pledged Securities against the claims of any person, firm, corporation or other entity.

         6. Release of Pledged Securities to Pledgor. Pledgee agrees to release this Pledge and to deliver the Pledged Securities to Pledgor in the following manner:

                  (a) If Borrower has satisfied the terms of the Note, including the payment of all principal and accrued interest thereunder, on or before March 15, 1999, then Pledgee shall release 9,000 shares of the Pledged Securities to Pledgor within five days of Borrower's satisfaction of the Note.

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                  (b) If Borrower has satisfied the terms of the Note, including the payment of all principal and interest thereunder, subsequent to March 15, 1999 but on or before April 15, 1999, then Pledgee shall release 2,000 shares of the Pledged Securities to Pledgor within five days of Borrower's satisfaction of the Note.

                  (c) If Pledgee does not exercise (and pay the exercise price of) any portion of the Warrant granted on or before October 15, 2003, then Pledgee shall release the remaining Pledged Securities to Pledgor by October 20, 2003.

         7. Further Assurances. Pledgor shall at any time, and from time to time, upon written request of Pledgee, execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request to effect the purposes of this Pledge including, without limitation, delivering to Pledgee, upon the occurrence of an Event of Default, irrevocable proxies with respect to the Pledged Securities in form satisfactory to Pledgee. Until receipt thereof, this Pledge shall constitute Pledgor's proxy to Pledgee or his nominee to vote all shares of Pledged Securities then registered in Pledgor's name.

         8. Termination of Pledge. Upon the satisfaction in full of all Obligations and the satisfaction of all additional costs and expenses of Pledgee as provided herein, this Pledge shall terminate and Pledgee shall deliver to Pledgor, the Pledged Securities or so much thereof as shall not have been sold or otherwise applied pursuant to this Pledge.

         9.       Miscellaneous.

                  (a) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Securities while held hereunder, Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Securities upon surrendering the Pledged Securities or tendering surrender of it to Pledgor.

                  (b) The rights and remedies provided herein and in the Transfer Agreement and any related instruments, agreements and documents are cumulative and are in addition to and not exclusive of any rights or remedies provided by law, including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code, as enacted in any jurisdiction where the Pledged Securities are deemed held.

                  (c) The provisions of this Pledge are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Pledge in any jurisdiction.

         10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly given, as of the date delivered, if delivered personally, three days after being sent by registered or certified mail (postage prepaid, return receipt requested) and one day

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after dispatch by recognized overnight courier (provided delivery is confirmed by the courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like change of address):

                  (a)      If to Pledgee:

                           John G. Jacobs, Trustee of the John G. Jacobs Trust c/o Plotkin, Jacobs & Orlofsky, Ltd.
                           116 South Michigan Avenue
                           Suite 1300
                           Chicago, IL  60603

                  (b)      If to Pledgor:

                           APP Investments, Inc.
                           Two Penn Center Plaza
                           Suite 605
                           Philadelphia, PA  19102

         11. Governing Law. This Pledge shall be construed in accordance with the substantive laws of the State of Delaware without regard to principles of conflicts of laws and is intended to take effect as an instrument under seal.



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         12.      Jurisdiction. The parties agree to the exclusive jurisdiction of the Federal and State courts located in the Commonwealth of Pennsylvania in connection with any matter arising hereunder, including the collection and enforcement hereof.

         IN WITNESS WHEREOF, Pledgor has executed this Stock Pledge Agreement as of the day and year first above written.


                                            APP INVESTMENTS, INC.



                                            By: /s/ Andrew P. Panzo
                                                -----------------------------
                                                Andrew P. Panzo, President



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